UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2024

PennyMac Mortgage Investment Trust

(Exact name of registrant as specified in its charter)

Maryland	001-34416	27-0186273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3043 Townsgate Road, Westlake Village, California	91361
(Address of principal executive offices)	(Zip Code)

(818) 224-7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest, $0.01 par value	PMT	New York Stock Exchange
8.125% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value	PMT/PA	New York Stock Exchange
8.00% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value	PMT/PB	New York Stock Exchange
6.75% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value	PMT/PC	New York Stock Exchange
8.50% Senior Notes Due 2028	PMTU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 24, 2024, in connection with a previously announced private offering, PennyMac Corp. (the “Issuer”), an indirect, wholly-owned subsidiary of PennyMac Mortgage Investment Trust (the “Company”), issued $200 million aggregate principal amount of the Issuer’s 8.500% Exchangeable Senior Notes due 2029 (the “Exchangeable Notes”). The Exchangeable Notes were issued pursuant to an Indenture, dated as of April 30, 2013 (the “Base Indenture”), among the Issuer, the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the Fourth Supplemental Indenture, dated as of May 24, 2024 (the “Supplemental Indenture” and, collectively with the Base Indenture, the “Indenture”), among the Issuer, the Company and the Trustee. The Issuer offered and sold the Exchangeable Notes to the Initial Purchasers (as defined below), pursuant to a purchase agreement (the “Purchase Agreement”), dated May 21, 2024, among the Company, the Issuer, PennyMac Operating Partnership, L.P. and PNMAC Capital Management, LLC, on the one hand, and Goldman Sachs & Co. LLC, Barclays Capital Inc. and Morgan Stanley & Co. LLC, as representatives of the several Initial Purchasers named in Schedule A thereto (collectively, the “Initial Purchasers”), on the other hand.

The net proceeds from the offering were approximately $195.3 million, after deducting the Initial Purchasers’ discounts and estimated offering expenses. Pursuant to the Purchase Agreement, the Issuer granted the Initial Purchasers a 13-day option to purchase up to an additional $30 million aggregate principal amount of the Exchangeable Notes. If the Initial Purchasers exercise their option to purchase additional Exchangeable Notes during the 13-day option period, the Issuer will receive additional net proceeds of up to approximately $29.3 million. The net proceeds from the offering are intended to be used to fund the Company’s business and investment activities, which may include: the acquisition of mortgage servicing rights, government-sponsored enterprise credit risk transfer securities and other mortgage-related securities; funding the Company’s correspondent lending business, including the purchase of Agency-eligible residential mortgage loans; repayment of other indebtedness, which may include the repurchase or repayment of a portion of the Issuer’s 5.50% exchangeable senior notes due 2024 or 5.50% exchangeable senior notes due 2026, or secured financing; and for other general business purposes.

The Exchangeable Notes will mature on June 1, 2029 unless repurchased or exchanged in accordance with their terms prior to such date. The Exchangeable Notes bear interest at a rate of 8.500% per year, payable semiannually in arrears on June 1 and December 1 of each year, beginning on December 1, 2024. The Exchangeable Notes are fully and unconditionally guaranteed by the Company. Upon exchange, the Issuer will pay cash up to the aggregate principal amount of the Exchangeable Notes to be exchanged and pay or deliver, as the case may be, cash, the Company’s common shares of beneficial interest (“Common Shares”), or a combination thereof, at the Issuer’s election, in respect of the remainder, if any, of its exchange obligation in excess of the aggregate principal amount of the Exchangeable Notes to be exchanged. The exchange rate initially equals 63.3332 Common Shares per $1,000 principal amount of Exchangeable Notes (equivalent to an initial exchange price of approximately $15.79 per Common Share). The exchange rate will be subject to adjustment upon the occurrence of certain events, but will not be adjusted for any accrued and unpaid interest. In addition, following the occurrence of certain corporate events, the Issuer will, in certain circumstances, increase the exchange rate for a holder that exchanges its Exchangeable Notes in connection with such corporate events.

The Issuer may not redeem the Exchangeable Notes prior to maturity, and no sinking fund will be provided for the Exchangeable Notes. If certain corporate events occur, subject to certain conditions, holders of the Exchangeable Notes may require the Issuer to purchase for cash all or part of their Exchangeable Notes at a repurchase price of 100% of the principal amount of the Exchangeable Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

The Exchangeable Notes are the Issuer’s senior unsecured obligations and will rank senior in right of payment to any of the Issuer’s indebtedness that is expressly subordinated in right of payment to the Exchangeable Notes, equal to any of the Issuer’s unsecured indebtedness that is not so subordinated, effectively junior to any of the Issuer’s secured indebtedness to the extent of the value of the assets securing such indebtedness and structurally junior to all indebtedness and other liabilities (including trade payables) and preferred equity of the Issuer’s subsidiaries. The guarantee is the Company’s senior unsecured obligation and will rank senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the guarantee, equal to any of the Company’s other unsecured indebtedness that is not so subordinated, effectively junior to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness and structurally junior to all indebtedness and other liabilities (including trade payables) and preferred equity of the Company’s subsidiaries.

The offering and sale of the Exchangeable Notes pursuant to the Purchase Agreement were made by the Issuer to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for resale by the Initial Purchasers to qualified institutional buyers (as defined in the Securities Act) pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Issuer relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.

The foregoing description of the Indenture and the Exchangeable Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture (including the form of the Exchangeable Notes), filed as an exhibit hereto and incorporated by reference herein.

Neither the Exchangeable Notes nor the Common Shares that may be issued upon exchange thereof will be registered under the Securities Act. Neither the Exchangeable Notes nor the Common Shares that may be issued upon exchange thereof may be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 8.01.	Other Events.

On May 21, 2024, the Company issued a press release announcing the pricing of the Issuer’s private placement of the Exchangeable Notes. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture for Senior Debt Securities, dated as of April 30, 2013, among the Issuer, the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on April 30, 2013)

4.2	Fourth Supplemental Indenture, dated as of May 24, 2024, among the Issuer, the Company and The Bank of New York Mellon Trust Company, N.A., as trustee

4.3	Form of 8.500% Exchangeable Senior Notes due 2029 (included in Exhibit 4.2)

99.1	Press release dated May 21, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 24, 2024	PENNYMAC MORTGAGE INVESTMENT TRUST

/s/ Daniel S. Perotti
Name: Daniel S. Perotti
Title: Senior Managing Director and Chief Financial Officer